Exhibit 99.1

Ventas, Inc.	111 South Wacker Drive, Suite 4800	Chicago, Illinois 60606	(877) 4-VENTAS	www.ventasreit.com

		Contact:	David J. Smith
(877) 4-VENTAS
VENTAS DECLARES REGULAR QUARTERLY DIVIDEND OF $0.535 PER SHARE
CHICAGO, IL (September 2, 2010) — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that its Board of Directors declared a regular quarterly dividend of $0.535 per share, payable in cash on September 30, 2010 to stockholders of record on September 17, 2010. The dividend is the third quarterly installment of the Company’s 2010 annual dividend.
Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of approximately 600 assets in 44 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.
The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as

-MORE-

Ventas Declares Regular Quarterly Dividend
September 2, 2010

applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) the results of litigation affecting the Company; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2009 and for the year ending December 31, 2010; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (t) risks associated with the Company’s recent acquisition of businesses owned and operated by Lillibridge, including its ability to successfully design, develop and manage MOBs and to retain key personnel; (u) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (v) the Company’s ability to maintain or expand its relationships with its existing and future hospital and health system clients; (w) risks associated with the Company’s investments in joint ventures, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (x) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (y) the impact of any financial, accounting, legal or regulatory issues that may affect the Company or its major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.

-END-